UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 25, 2025

Lunai Bioworks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38758	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3400 Cottage Way, Suite G2 # 32562 Sacramento, CA	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (424) 222-9301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.0001 per share	LNAI	The Nasdaq Stock Market LLC

Item 3.02 Unregistered Sales of Equity Securities

On November 24, 2025, Lunai Bioworks Inc. (“Lunai” or the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”), pursuant to which the Company agreed to sell, and the Investor agreed to purchase, in a private placement, 3,133,333 shares of its common stock, par value $0.001 per share (the “Shares”), at a purchase price of $1.00 per share, and 1,044,444 three-year warrants, executable after sixty (60) days (the “Warrants”) for aggregate gross proceeds of $3,133,333.

The issuance and sale of the Shares and Warrants were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506(b) of Regulation D. The Investor represented that it is an accredited investor and that the Shares and Warrants were acquired for investment purposes only and not with a view to distribution. The investment is qualified entirely by the terms and conditions of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

No underwriting discounts or commissions were paid in connection with the sale.

The Shares are subject to resale restrictions under Rule 144 and are not registered under the Securities Act or any state securities laws. The Purchase Agreement contains customary representations, warranties, and covenants of the parties.

Forward-Looking Statements

This report may contain forward-looking statements based on our beliefs and assumptions and on information currently available to us. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected closing and terms of the Purchase Agreement.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results may differ materially from those contemplated by the forward-looking statements.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risk factors discussed from time to time in the Company’s filings with the SEC, including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-Q filed with the SEC on November 14, 2025 and subsequent filings with the SEC, which can be found at the SEC’s website at http://www.sec.gov.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this report. Any forward-looking statement made by us in this report speaks only as of the date on which we make it. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. No recipient should, therefore, rely on these forward-looking statements as representing the views of the Company or its management as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

David Weinstein

	By:	/s/ David Weinstein
David Weinstein
Chief Executive Officer
Date: November 25, 2025

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